     As filed with the Securities and Exchange Commission on April 7, 2000.

                                                     Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------
                                    FORM S-8
                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                                  -------------
                                  eSPEED, INC.

             (Exact name of Registrant as specified in its charter)

      Delaware                                       13-4063515
(State or other jurisdiction of                      (IRS Employer
incorporation or organization)                       Identification No.)


                                  -------------

                             One World Trade Center
                                   103rd Floor

                            New York, New York 10048

                                 (212) 938-3773

          (Address, including zip code, of Principal Executive Offices)

                                 --------------

                   eSPEED, INC. 1999 LONG-TERM INCENTIVE PLAN

                    eSPEED, INC. EMPLOYEE STOCK PURCHASE PLAN



                            (Full Title of the Plan)

                                  -------------


                                Stephen M. Merkel
                             Senior Vice President,
                          General Counsel and Secretary
                                  eSpeed, Inc.
                             One World Trade Center
                                   105th Floor
                            New York, New York 10048
                                 (212) 938-3773
                      (Name, address, and telephone number,
                   including area code, of agent for service)

                                  -------------

                                   Copies to:
                           Christopher T. Jensen, Esq.
                           Morgan, Lewis & Bockius LLP
                                 101 Park Avenue
                            New York, New York 10178
                                 (212) 309-6000
                               Fax: (212) 309-6273

                                  -------------

            CALCULATION OF REGISTRATION FEE

======================================================================================================
                                                                      Proposed
                                                    Proposed           maximum
                                                    maximum           aggregate         Amount of
 Title of securities to     Amount to be            offering          offering      registration fee
      be registered        registered(1)        price per share         price              (4)
------------------------------------------------------------------------------------------------------
Company's Class A Common    6,519,449             $22.00(2)          $143,427,878        $ 37,865
Stock, $.01 par value         128,032             $47.650(2)           $6,100,725          $1,611
                            3,977,519             $41.625(3)         $165,564,228         $43,709
Total                     ___________                                                  __________

                           10,625,000                                                   $ 83,185

====================================================================================================================================

(1) Pursuant to Rule 416(a), the number of shares being registered shall include an indeterminate number of additional shares of common stock or common stock which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with anti-dilution provisions of the 1999 Long-Term Incentive Plan and the Employee Stock Purchase Plan.

(2) Calculated pursuant to Rule 457(h) for the purpose of calculating the registration fee, based upon the price at which outstanding options under the 1999 Long-Term Incentive Plan may be exercised.

(3) Calculated pursuant to Rules 457(c) and (h), based upon the average of the high and low prices for the common stock as reported on the Nasdaq National Market on April 4, 2000.

(4) Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act"), as follows: proposed maximum aggregate offering price multiplied by .000264.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.*
          ----------------

Item 2.   Registrant Information and Employee Plan Annual Information.*
          -----------------------------------------------------------

          * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Explanatory Note to
          Part I of this Form S-8.

                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

          The following documents filed by us with the Securities and Exchange Commission (the "SEC") are incorporated by reference into this Registration
Statement:

          (a) The description of our Class A Common Stock, par value $.01 per share, contained in our Registration Statement on Form 8-A (Registration No. 000-28191) filed with the SEC on November 17, 1999, including any amendment or report filed for the purpose of updating such description.

          (b) Our Annual Report on Form 10-K filed with the SEC on March 29,
2000.

          All reports and other documents subsequently filed by us pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

          Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                                     Experts
                                     -------

          The financial statements included in our Annual Report on Form 10-K for the period ended December 31, 1999, incorporated by reference in this Registration Statement have been audited by Deloitte & Touche LLP, independent auditors, as indicated in their report with respect thereto, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Item 4.   Description of Securities.
          -------------------------

          Not Applicable

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          Not Applicable

                                       -II-1-

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

          Our Amended and Restated Certificate of Incorporation limits, to the maximum extent permitted under Delaware law, the personal liability of directors and officers for monetary damages for breach of their fiduciary duties as directors and officers, except in certain circumstances involving certain wrongful acts, such as a breach of the director's duty of loyalty or acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.

          Section 145 of the Delaware General Corporation Law permits us to indemnify officers, directors or employees against expenses, including attorney's fees, judgments, fines and amounts paid in settlement in connection with legal proceedings if the officer, director or employee acted in good faith and in a manner reasonably believed to be in or not opposed to our best interests and, with respect to any criminal act or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. Indemnification is not permitted as to any matter as to which the person is adjudged to be liable unless, and only to the extent that, the court in which such action or suit was brought upon application determines that, despite the adjudication of liability, but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Individuals who successfully defend such an action are entitled to indemnification against expenses reasonably incurred in connection with the action.

          Our Amended and Restated By-Laws require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described in the preceding paragraph.

          We plan to maintain standard policies of insurance under which coverage is provided (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to payments which may be made by us to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

          Not Applicable

Item 8.   Exhibits.
          --------

          Exhibit          Description

          4.1 Amended and Restated Certificate of Incorporation of eSpeed, Inc. Filed as Exhibit 3.1 and incorporated by reference to the Company's Registration Statement on Form S-1, Amendment No. 2 (Registration No. 333-87475) filed with the SEC on November 15, 1999.

          4.2              Amended and Restated By-Laws of eSpeed, Inc. Filed as
                           Exhibit 3.2 and incorporated by reference to the Company's Registration Statement on Form S-1, Amendment No. 1 (Registration No. 333-87475) filed with the SEC on November 15, 1999.



                                       -II-2-

          4.3              eSpeed, Inc. 1999 Long-Term Incentive Plan. Filed as
                           Exhibit 10.1 and incorporated by reference to the Company's Registration Statement on Form S-1, Amendment No. 4 (Registration No. 333-87475) filed with the SEC on December 8, 1999.

          4.4              eSpeed, Inc. Employee Stock Purchase Plan. Filed as
                           Exhibit 10.2 and incorporated by reference to the Company's Registration Statement on Form S-1, Amendment No. 4 (Registration No. 333-87475) filed with the SEC on December 8, 1999.

          5.1              Opinion of Morgan, Lewis & Bockius LLP.

          23.1             Consent of Deloitte & Touche LLP

          23.3             Consent of Morgan, Lewis & Bockius LLP (included in
                           Exhibit 5.1).

          24 Powers of Attorney (included on page II-5 of this Registration Statement).

Item 9.   Undertakings.
          ------------

              (a)  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                     -II-3-

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


              (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                     -II-4-

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 6th day of April, 2000.

                                    eSpeed, Inc.

                                    By:/s/ Howard W. Lutnick
                                       ------------------------
                                    Howard W. Lutnick
                                    Chairman of the Board and
                                    Chief Executive Officer

         Know all persons by these presents, each person whose signature appears below constitutes and appoints Howard W. Lutnick, Frederick T. Varacchi, and Douglas B. Gardner and each of them, with full power to act without, the other such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following individuals in the capacities and on the date or dates indicated.


/s/ Howard W. Lutnick                             Chairman of the Board and Chief       April 6, 2000
----------------------------                      Executive Officer  (Principal
Howard W. Lutnick                                 Executive Officer)


/s/ Frederick T. Varacchi                         President and Chief Operating         April 6, 2000
----------------------------                      Officer
Frederick T. Varacchi

/s/ Douglas B. Gardner
----------------------------                      Vice Chairman                         April 6, 2000
Douglas B. Gardner


/s/ Kevin C. Piccoli                              Senior Vice President and Chief       April 6, 2000
----------------------------                      Financial Officer
 Kevin C. Piccoli


                                     -II-5-

                                            (Principal Financial and
                                              Accounting Officer)

/s/ Richard C. Breeden                                                                  April 6, 2000
----------------------------                      Director
Richard C. Breeden

/s/ Larry R. Carter                               Director                              April 6, 2000
----------------------------
Larry R. Carter

/s/ William J. Moran                              Director                              April 6, 2000
----------------------------
William J. Moran

/s/ Joseph P. Shea                                Director                              April 6, 2000
----------------------------
Joseph P. Shea



                                     -II-6-

         Exhibit           Description
         -------           -----------

         4.1 Amended and Restated Certificate of Incorporation of eSpeed, Inc. Filed as Exhibit 3.1 and incorporated by reference to the Company's Registration Statement on Form S-1, Amendment No. 2 (Registration No. 333-87475) filed with the SEC on November 15, 1999.

         4.2      Amended and Restated By-Laws of eSpeed, Inc. Filed as Exhibit
                  3.2 and incorporated by reference to the Company's Registration Statement on Form S-1, Amendment No. 1 (Registration No. 333-87475) filed with the SEC on November 15, 1999.

         4.3      eSpeed, Inc. 1999 Long-Term Incentive Plan. Filed as Exhibit
                  10.1 and incorporated by reference to the Company's Registration Statement on Form S-1, Amendment No. 4 (Registration No. 333-87475) filed with the SEC on December 8, 1999.

         4.4      eSpeed, Inc. Employee Stock Purchase Plan. Filed as Exhibit
                  10.2 and incorporated by reference to the Company's Registration Statement on Form S-1, Amendment No. 4 (Registration No. 333-87475) filed with the SEC on December 8, 1999.

         5.1      Opinion of Morgan, Lewis & Bockius LLP.

         23.1     Consent of Deloitte & Touche LLP

         23.3     Consent of Morgan, Lewis & Bockius LLP (included in Exhibit
                  5.1).

         24 Powers of Attorney (included on page II-5 of this Registration Statement).



                                     -II-7-